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                                                                    Exhibit 10.8


                                                              As Amended Through
                                                               February 18, 1997


                               EXECUTIVE RISK INC.

                               EMPLOYEE INCENTIVE

                         NONQUALIFIED STOCK OPTION PLAN


         1.       PURPOSE OF THE PLAN.

         The purpose of the Executive Risk Inc. Employee Incentive Nonqualified Stock Option Plan (the "Plan") is to further the long-term growth in earnings of Executive Risk Inc. (the "Company") by offering special incentives in the form of a nonqualified stock option plan for the benefit of all employees of the Company and of any of its Subsidiaries who are considered non-officers, and whose efforts have assisted the Company in meeting its mission, either directly or indirectly. It is the express purpose of this Plan to provide such employees with the opportunity to acquire equity ownership in the Company through the issuance of Options to purchase shares of the Company's Common Stock under a plan which is not designed to meet the requirements of Section 422 of the Internal Revenue Code of 1986.

         2.       DEFINITIONS.

         The singular shall include the plural and vice-versa, and the use of one gender shall be deemed to include the other whenever appropriate.

                  a. Beneficiary - Any person who may, under a Participant's will or under the laws of descent and distribution, including the Participant's personal representative, succeed to the Participant's right to exercise any Option by reason of the Participant's death.

                  b. Committee - The Committee on Directors and Compensation of the Board of Directors of the Company, or such other Committee as the Board of Directors may designate to administer the Plan from time to time.
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         c. Employee - Any person, not including any officer, employed full-time by the Company or any Subsidiary of the Company.

         d. Employment - The time period during which any individual is an Employee. Employment shall be determined in accordance with Section 1.421-7(h)(2) of the U.S. Treasury Regulations, a copy of which is annexed hereto.

         e. Option - A Participant's right to purchase one or more shares of Stock, as granted and determined in accordance with the provisions of this Plan.

         f. Option Price - The amount to be paid for the purchase of shares of Stock on exercise of an Option as determined by the Board of Directors of the Company.

         g. Participant - An Employee who becomes eligible to participate in the Plan under Paragraph 4 hereof.

         h. Permanent and Total Disability - The inability of a Participant to engage in his or her normal employment activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than 12 months.

         i. Stock - The Company's $.01 par value common stock.

         j. Subsidiary - Any corporation of which 50 percent or more of the combined voting power of all classes of stock is owned by the Company or a Subsidiary of the Company.


   3.    ADMINISTRATION OF THE PLAN.

         a. The Plan shall be administered by the Committee. No member of the Committee may participate in the Plan.

         b. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the Employees to be granted Options pursuant to the Plan, to determine the number of shares of Stock to be covered by any Option, and to


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determine the conditions subject to which Options may be granted or exercised.

                  c. Decisions and determinations by the Committee shall be final and binding upon all parties, including stockholders, Participants, Beneficiaries, and other Employees. The Committee shall have authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan.

         4.       PARTICIPATION.

         Participants in the Plan shall be selected by the Committee based upon length of employment and at the sole discretion of the Committee.

                  a. Length of Employment - An Employee shall be eligible to participate in the Plan after completion of two full years (24 months) of full-time Employment.

         5.       EFFECTIVE DATE AND TERMINATION OF PLAN.

                  a. The Plan shall become effective upon its adoption by the Board of Directors of the Company.

                  b. The Plan shall terminate ten years after the date on which it is effective, but the Board may terminate the Plan at any time prior thereto. Termination of the Plan under this Section 5b shall not alter or impair any of the rights or obligations under any Option previously granted under the Plan without the consent of the holder of the Option.

         6.       LIMITATIONS ON NUMBER OF SHARES SUBJECT TO OPTIONS.

                  a. Total - The number of shares of Stock that may be issued pursuant to Options granted under this Plan shall not exceed 10,000 shares. If any Options granted under this Plan expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such


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expired or terminated Options may again be optioned under this Plan, subject to its terms.

                  b. Participants - The number of shares of Stock for which Options may be granted to any eligible Participant shall be based on the following schedule upon completion of two years of employment:

         ANNUAL BASE SALARY                 NUMBER OF SHARES TO BE GRANTED
         ------------------                 ------------------------------
         $15,000 - $24,999                              300
         $25,000 - $34,999                              500
         $35,000 - $49,000                              600
         $50,000 +                                      800

         Notwithstanding the foregoing, the Committee, in its sole discretion, may grant an Option for a number of shares of Stock without regard to the foregoing schedule.

         7.       DURATION OF OPTIONS.

         Options granted to Participants shall be exercisable within (121) months after the date of grant, or within such shorter period as may be determined by the Board.

         8.       OPTION PRICE.

         The Option Price for each share of Stock subject to any Option granted to Participants shall be not less than the fair market value of such share (as determined by the Board of Directors of the Company) as of the date on which the Option is granted.

         9.       TERMS OF EXERCISE.

                  a. Medium of Payment - The Option Price for shares purchased through the exercise of an Option shall be payable in cash.

                  b. Transferability of Options - All Options shall be nontransferable except (i) upon the Participant's death, by the Participant's will or the laws of descent and distribution or (ii) on a case-by-case basis as may be approved by the


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Committee in its discretion, in accordance with the terms provided below. Each
Option Agreement shall provide that the Participant may, during his lifetime and subject to the prior approval of the Committee at the time of proposed transfer, transfer all or part of the Option to a Permitted Transferee (as defined below), provided that such transfer is made by the Participant for estate or tax planning purposes or for donative purposes and no consideration (other than nominal consideration) is received by the Participant therefor. The transfer of an Option shall be subject to such other terms and conditions as the Committee may in its discretion impose from time to time, including a condition that the portion of the Option to be transferred be vested and exercisable by the Participant at the time of transfer. Subsequent transfers of an Option transferred under this paragraph 9.b. shall be prohibited other than by will or the laws of descent and distribution upon the death of the transferee.

                  For purposes hereof, a "Permitted Transferee" shall be any member of the Participant's immediate family or a charitable institution (each as defined below), or a trust for the exclusive benefit of such immediate family members or charitable institution, or to a partnership, corporation or limited liability company the equity interests of which are owned exclusively by the Participant and/or one or more members of his immediate family. For purposes of the preceding definition, (i) the "immediate family" of the Participant shall mean and include the Participant's spouse, any descendant of the Participant or his spouse (including descendants by adoption), and any descendant of either parent of the Participant (including descendants by adoption), and (ii) a "charitable institution" shall mean and include any organization described in each of sections 170(b)(1)(A), 170(c), 2055(a) and 2522(a) of the Code, as well as any charitable remainder trust created under section 664 of the Code, the income beneficiary of which is a member of the


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Participant's immediate family or a trust or other entity described above in this paragraph (b).

                  c. Transferability of Stock - All Options shall be granted on the condition that the Participant shall not resell any Stock purchased by the exercise of an Option except (i) in compliance with all applicable state and federal securities law and regulations and (ii) upon the Company's successful completion of an initial public offering of the Stock ("IPO"), upon which time a one-time opportunity to sell Stock back to the Company will be allowed at a price equal to the average per share price (net of any fees or commissions payable to underwriters in connection with the IPO) at which shares of the Stock were sold by the Company in the IPO. Unless there is a registration statement in effect with respect to the resale of Stock subject to an Option held by the Participant, each Participant shall, prior to the exercise of any Option, deliver to the Company a written representation in form satisfactory to the Committee that it is his or her intention to acquire the share for investment and not for resale. Each Participant shall, prior to any transfer of Stock purchased through the exercise of an Option, advise the Company of the proposed transfer and demonstrate, to the satisfaction of the Committee, that such transfer is in compliance with such laws and regulations.

                  d. Other Terms - The Committee shall have the power to determine such additional terms for the exercise of Options not inconsistent with the terms of this Plan as it deems appropriate.

         10.      TERMINATION OF EMPLOYMENT.

                  a. For Reasons Other Than Death, Disability or Retirement. If any Participant's Employment should terminate for any reason other than his death, his Permanent and Total Disability or his Retirement (as defined below) at a time when one or more of the Participant's Options remains outstanding, then each such Option shall terminate on the earlier to occur


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of (i) the date of expiration of the Option provided in the Option Agreement or
(ii) the date that is three months after the date of such termination of Employment.

                  b. Participant's Death, Disability or Retirement. If a Participant's Employment is terminated by reason of his death, Permanent and Total Disability or his Retirement (as defined below) at a time when one or more of his Options remains outstanding, then each such Option shall terminate on the earlier to occur of (i) the date of expiration of the Option provided in the Option Agreement or (ii) three years after the date of his death, Permanent and Total Disability or Retirement. In the event of the Participant's death, the Option shall be exercisable by the Participant's Beneficiary. For purposes hereof, "Retirement" means termination of employment with the Company (x) at age 65 or greater or (y) at age 50 or greater so long as the Participant's age plus his full years of employment (measured based on 12 full calendar months of service) by the Company or any Subsidiary equals or exceeds 60.

                  c. Notwithstanding the foregoing provisions of this Section 10, but subject to the provisions of Section 7, the Committee, in its sole discretion, may provide in an Option Agreement for any shorter or longer exercise period upon termination of employment for any reason, and may extend the date upon which any Option may expire in the event of a Participant's termination of employment for any reason.

         11.      OPTION AGREEMENT.

         Upon the grant of any Option hereunder, the Participant shall be required to sign an Option Agreement, in such form as shall be prescribed by the Committee, reflecting the terms and conditions of the Option. Each such Option Agreement shall refer to this Plan and shall give notice to the Participant that all Options are subject to the terms and conditions of this Plan.


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         12.      MISCELLANEOUS PROVISIONS.

                  a. This Plan shall be governed by, and construed in accordance with, Delaware law.

                  b. No Employee or other person shall have any claim or right to become a Participant of this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving to any Employee any right to remain employed.

                  c. In the event that there is any change in the Stock through merger, consolidation, reorganization, recapitalization or otherwise, or if there shall be any dividend on the Stock payable in such Stock or if there shall be a stock split, combination of shares or other changes in the Company's capital structure, the number of shares available for options under this Plan shall be proportionately adjusted by the Committee (as approved by the Board of Directors of the Company or a Committee thereof) to reflect any such change and the shares subject to Options previously granted and the price per share in each Option shall also be proportionately adjusted by the Committee (as approved by the Board of Directors of the Company of a Committee thereof, as it deems equitable, in its absolute discretion) to prevent dilution or enlargement of the Participant's rights under the Option. The issuance of Stock for consideration and the issuance of stock rights shall not be considered a change in the Company's capital structure. No adjustment provided for in this paragraph shall require the issuance of any fractional shares.

                  d. The Company shall at all times during the term of this Plan reserve and keep available an amount of Stock sufficient to satisfy the requirements of this Plan, and shall pay all fees and expenses necessarily incurred by the Company in connection with the exercise of Options granted hereunder. In addition, to the extent that the Stock is registered pursuant to any Federal or State securities statutes and/or listed on any national, regional or local stock exchange, the Company shall use its best efforts that any and all Stock


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issued or to be issued under this Plan and/or listed, be at the sole expense of the Company.

                  e. The Board may at any time terminate or amend this Plan in any respect; provided that any amendment of this Plan would increase the total number of shares of Company Stock which may be issued and sold under the Plan (except for the application of Section 12c of the Plan) shall be effective only if approved by the stockholders of the Company.


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